U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment to a Material Definitive Agreement.

On December 21, 2012, Clean Coal Solutions, LLC (“CCS”), the 42.5% owned and consolidated subsidiary of ADA-ES, Inc. (the “Company”), agreed to amend the terms of two Equipment Leases (the “Equipment Leases”) pursuant to which it leases facilities for the production of refined coal to GS RC Investments LLC (“Lessee”), an affiliate of The Goldman Sachs Group, Inc. (“GS”). The Equipment Leases are between two wholly owned subsidiaries of CCS, AEC-NM, LLC and AEC-TH, LLC (together, the “Lessors”). As previously disclosed in the Company’s Current Reports on Form 8-K, CCS entered into the predecessors to the Equipment Leases on June 29, 2010, and replaced those leases with the Equipment Leases on November 21, 2011, and December 15, 2011, respectively. The amendments to the Equipment Leases provide that, on December 31, 2012, the Equipment Leases will renew on a month-to-month basis and that Lessee can, upon the provision of five business days’ written notice to the Lessors, either terminate the Equipment Leases or convert their terms to yearly.

Also on December 21, 2012, GS agreed to defer the return of $4.7 million in deposits previously paid to CCS but for which it had demanded return. As disclosed in the Company’s previous filings with the Commission, CCS had planned to return these amounts by January 30, 2013. Instead, $1.7 million will be reallocated and applied as a deposit for a new refined coal facility, subject to the requirement that CCS obtain the requisite certifications for the facility by April 30, 2013. If CCS fails to obtain such certifications, it must repay the $1.7 million to GS by April 30, 2013. The remaining $3 million will remain on deposit with CCS for the refined coal facility for which it had been paid but must be repaid to GS no later than April 30, 2013.

In addition to the Company’s 42.5% ownership, CCS is owned 42.5% by NexGen Refined Coal, LLC, and 15% by GSFS Investments I Corp., which is another affiliate of GS.

Item 8.01	Other Events.

On December 27, 2012, we issued a press release updating prior information about the refined coal business we carry out through CCS, describing, among other things, the agreement in principle to sell a facility for the production of refined coal to a new refined coal investor, developments in the qualification of the Company’s M-45-PC™ technology for pulverized coal boilers and the hiring of Graham Mattison as the Company’s Vice President of Investor Relations. A copy of the press release is filed as Exhibit 99.1 to this report.

Forward-Looking Statements Cautionary Advice

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, statements or expectations regarding the amount and timing of revenues from and contracts for refined coal facilities, the impact of IRS guidance, the ability to obtain a PLR from the IRS, future production of refined coal, the size of the market for refined coal facilities, the ability to convert existing refined coal facilities to the new M-45-PC™ technology and related matters. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including those described in the applicable section of the accompanying press release and other factors we discuss in greater detail in our filings with the Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, ADA-ES Provides Yearend Update on Refined Coal Business; New Vice President of Investor Relations Joins Management Team, dated December 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, ADA-ES Provides Yearend Update on Refined Coal Business; New Vice President of Investor Relations Joins Management Team, dated December 27, 2012.

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